UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2012

JMG Exploration, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
600 Brand Blvd., Suite 230, Glendale, CA	91203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(818) 649-5710

180 South Lake Ave. Seventh Floor, Pasadena, CA  91101

(Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can often be identified by terminology such as may, will, should, expect, plan, intend, expect, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of JMG Exploration Inc. (“JMG”, “we”, “us” or the “Company”), or developments in the Company’s industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of natural gas prices, the ability of the Company to successfully collect its loan receivable, the ability of the Company to identify potential merger candidates, the sufficiency of remaining cash to fund ongoing operations. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the risks and uncertainties described under “Business — Risk Factors” in Part I of this Report. Certain of the forward-looking statements contained in this Report are identified with cross-references to this section and/or to specific risks identified under “Business — Risk Factors.” We undertake no obligation to update any forward-looking statements after the date of this Report, whether as a result of new information, future events or otherwise.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this Report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 5.01 Changes in Control of Registrant

The Company’s Current Report on Form 8-K, filed on July 13, 2012, disclosed that the Company had entered into a definitive agreement (the “Original Merger Agreement”) to acquire Ad-Vantage Networks, Inc., a development stage corporation that is engaged in digital advertising service technology (“Ad-Vantage”).  Effective as of August 29, 2012, the Company and Ad-Vantage amended and restated the Original Merger Agreement (as amended and restated, the “Amended and Restated Merger Agreement”).  The Amended and Restated Merger Agreement provides for a reverse triangular merger (the “Merger”) of Ad-Vantage Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“MergerSub”), with Ad-Vantage, pursuant to which Ad-Vantage will be the surviving entity of the Merger and Ad-Vantage will become a wholly owned subsidiary of JMG Exploration.   The Merger was consummated, effective August 31, 2012, by the filing of a Certificate of Merger with the Delaware Secretary of State on August 31, 2012.

Pursuant to and in connection with the Amended and Restated Merger Agreement and the Merger:

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The Company issued 169,973.98 shares of Class M Preferred Stock (the “Class M Preferred”), a newly authorized class of Company preferred stock, as consideration for the Merger.  Each issued and outstanding share of Ad-Vantage common stock and Ad-Vantage preferred stock (collectively, “Ad-Vantage Capital Stock”) was exchanged for 0.01 fully paid and nonassessable share of Class M Preferred (the “Exchange Ratio”).

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The Company covenanted, as soon as reasonably practicable following the consummation of the Merger and subject to compliance with applicable law, to (i) cause its authorized number of shares of common stock to be increased from 25,000,000 to 100,000,000 (the “Authorized Share Increase”) and (ii) effect a one-for-two reverse stock split of its issued and outstanding shares of common stock (the “Reverse Stock Split”).

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Upon the consummation of the Authorized Share Increase and the Reverse Stock Split, the shares of Class M Preferred issued in exchange for the shares of Ad-Vantage Capital Stock shall automatically convert (the “Automatic Conversion”) into shares of the Company’s common stock, at the ratio of 100 shares of common stock for each share of Class M Preferred (the “Conversion Ratio”).

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After giving effect to the Reverse Stock Split and the Automatic Conversion, the Company will have approximately 19,726,603 shares of common stock outstanding, of which 16,997,398 shares will have been issued (giving effect to the Automatic Conversion) to complete the Merger.

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The Company will extend the term of its three classes of warrants with exercise prices, respectively, of $8.50, $10.00 and $12.00 (such prices giving effect to the Reverse Stock Split) for a period of 18 months from the consummation of the Merger.

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Each of the Company’s directors has tendered his resignation as a director, with such resignations to become effective automatically upon expiration of any applicable waiting period in compliance with the provisions of Rule 14f-1 (“Rule 14f-1”) of the Exchange Act of 1934, as amended (the “Exchange Act”).

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Each of David S. Grant and Sanjeev Kuwadekar became directors of the Company, effective upon the consummation of the Merger, and each of Donald Wells, Ed Cerkovnik and Robert Burg will become directors of the Company, with such appointments effective automatically upon expiration of any applicable waiting period in compliance with the provisions of Rule 14f-1.

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Those persons serving as officers of JMG prior to the Merger resigned upon the consummation of the Merger and those persons serving as officers of Ad-Vantage become officers of JMG.

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The Merger resulted in the current stockholders of the Company owning approximately 13.8% of the Company and the Ad-Vantage Stockholders, as a group, owning the balance.

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Certain members of the ADVN executive team agreed to lock-up, for a period of 12 months following the closing of the Merger, the shares of the Company’s common stock to be received by them in connection with the Merger.

The foregoing summary of the material terms and conditions of the Amended and Restated Agreement and Plan of Merger is qualified by reference to the complete document, a copy of which is attached hereto as Exhibit 2.1.

Description of Business

Ad-Vantage Networks, Inc. (“ADVN” or “Ad-Vantage”) provides digital advertising software and service solutions that enable access providers and network operators to generate advertising revenues on their free and fee-based networks.  Our office is located at 600 N. Brand Boulevard, Suite 230, Glendale, California 91203 and our telephone number is (818) 549-5710.

Historical Development

ADVN is a development stage company incorporated under the laws of the Delaware in July 2010.  The predecessor entity was a California LLC formed in February 2010. ADVN’s founder, David S. Grant, filed for the original patents underlying the core ADVN technology in 2009, and development and filing of additional intellectual property has continued to date. Co-founder Sanjeev Kuwadekar joined Grant in late 2009 to begin development of the technology. ADVN was incorporated in Delaware in July 2010, concurrent with its initial round of institutional equity financing. Technology and intellectual property development continued through November 2011, when a second institutional equity round was funded and the first employee outside the co-founders was hired, and pilot projects began implementation. ADVN moved into its current offices in Glendale, California in February 2012. On July 12, 2012, ADVN entered into a Merger Agreement with JMG which was subsequently amended and restated on August 29, 2012. On July 12, 2012, ADVN also signed a Financing and Security Agreement and a secured promissory note for $1,400,000 with JMG and JMG loaned $1,400,000 to ADVN pursuant to those agreements. See the Company’s Current Report on Form 8-K filed July 13, 2012.

Business Strategy

ADVN’s proprietary and patented technology provides owners and operators of closed internet access networks (“Network Providers”) virtual, or last-mile advertising solutions (our technology sits the closest to the viewer) that enable advertisers to better reach consumers on their networks without disrupting the consumers’ browsing or viewing experience.

ADVN is initially focused on deploying our technology with regional internet service providers, multiple system operators, hospitality network providers, educational institutions, airports, large aggregate hotspot providers, affiliate networks and OEM partners.  Our technology also can be deployed in a wide range of options ranging from large networks, to medium enterprises to small business to mobile devices. We can also deploy directly (with affirmative opt-in) to end users’ computers via download from affiliate networks they choose to join.

As a result of our flexible and distributed deployment mode, ADVN can also deliver on the promise of hyper-local advertising.  In contrast to very broad coverage provided by radio, TV and newspapers, hyper-local advertising targets customers who are confirmed to be located geographically within a short distance of the advertiser (for example, we would know the airport and specific terminal where our technology is operating and can tailor specific local advertising to that particular location). As consumer demand for ubiquitous access to internet content increases, so too will the costs associated with providing these services.  In order to meet this demand, Network Providers must increase capacity and value to remain competitive.  To offset these added expenses, many Network Providers are charging consumers more for tiered access, or increasing other prices to enable free or low cost access.  We believe that

Network Providers are a crucial part of the internet ecosystem and as an aggregate can offer more value to their consumers and advertisers by implementing our technology.

ADVN also expects to provide added value to our advertising partners by delivering more relevant advertising to consumers while operating within industry standard advertising guidelines. We believe that ADVN’s technology is further positively differentiated by its ability to create highly targeted hyper-local advertising without encroaching on user privacy or security.

ADVN adheres to established security paradigms and employs the same advertising protocols used by nearly all online advertisers, but with additional data as to specific geographic location and navigation history due to our solutions’ location in the network. As a result, we believe that ADVN is positioned to increase value and related revenues to our customers and advertisers by providing superior targeting, advertising delivery and results within an integrated, bundled solution.

Industry Overview - Online Advertising

The online advertising industry delivers marketing messages to consumers via the Internet.  Specific types of online advertising include email, display, and search.  Specific advertising formats include standard graphical banners; text-based ads; floating ads, expanding ads, pop-ups and pop-unders (all of which attract the consumer’s attention through conspicuous motion on the screen), interstitials (which take over the user’s screen between web pages, and must be clicked to close), and video.  The three most common revenue models are Cost Per Mille (CPM), Cost Per Click (CPC), and Cost Per Acquisition (CPA). CPM generates revenue when a user views an ad impression, CPC when a user clicks on an ad, and CPA when a user clicks on an ad and completes a desired action (usually a purchase).

Online advertising is a large, high growth market.  In 2012 US online advertising revenues set a Q1 record at $8.4 billion, 15% higher than Q1 2011.  For the full year of 2012, Jupiter Research predicted $34.5 billion in US online advertising expenditures.

The essential role of the online advertising industry is to connect advertisers to their customers and potential customers, wherever they happen to be on the Internet.  Key success factors are scale, ad effectiveness, and operational efficiency.  Industry participants that have a large footprint (number of viewers), a rich set of customer data (to drive effectiveness), and are more efficient at connecting the major stakeholders in the online advertising ecosystem are the winners in this market.

As a result of these factors, we believe there is a significant opportunity for Ad-Vantage Networks to leverage its unique ad technology platform to achieve a dominant position in the online advertising industry.

Products and Services

Our primary product/service is the AdVantage Monetization Platform (“AMP”). AMP is a simple addition to any network connecting users to the Internet.  These Network Providers are our direct customers and by virtue of our partnership we are able to serve targeted advertising to their end-users (“viewers”) when they are on t heir network.  Our technology platform allows for the seamless placement of advertisements which we provide into the traditional ad spaces or other benign locations on the a web page on a viewer’s screen   The user experience is in no way affected; the user simply sees different ads in the existing ad spots or unused space on a page.  Advertisers pay ADVN for the ability to effectively and efficiently reach their target customers.  We share the advertising revenue generated with the Network Provider.

ADVN utilizes industry standard network appliance technologies supported by Cisco, Linux, Apache, Microsoft Windows and other platforms to enable our patented technology.  Our technology works within the browser and operating system security models to detect third party ads on the viewer’s screen and replace them with our own highly targeted ads after the original ad served by the website publisher is viewed for a predetermined, configurable amount of time.

There are multiple mechanisms by which we implement our ad technology.  We have solution-oriented products for different deployment architectures primarily determined by expected volume and the partner’s existing, installed networking equipment.

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Network Appliances that can be horizontally and vertically sized for very small or very large networks.

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Embedded Software that can be deployed into various devices such as WiFi Access Points and Mobile Appliances

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Software SDK (software development kit) that can be included within other software solutions

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ADVN also has a host of different products for advertisers.  Our patented technology seamlessly serves advertising into a user’s web browsing experience or other application environments and in the process creates a trusted online advertising marketplace for advertisers to more efficiently and effectively place their ads.  Because our technology resides closest to the viewer (the “last mile”), we can determine what the viewer sees as the web page or when the application is rendered on the viewer’s screen.  Our solution enables us to leverage page metadata, actions and content to improve advertising relevancy. As a result, ADVN has multiple ways in which to segment and target end-users based on our unique set of user data.  Our relevancy engine allows us to target by content and by individual end-users.

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Content

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Domain/URL Categorization

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Vertical category (sports, entertainment, travel, etc.)

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User

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Hyper-local geography

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Search term

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Navigation history

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Technographics (operating system, browser type, device type, etc.)

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Retargeting

Our understanding and unique proprietary analysis of viewing patterns on the network allows us to predict the most relevant ad to display to viewers, thus optimizing the amount of revenue capable of being generated.

Competition

As an advertising technology company, our products and services compete and overlap, to some degree, with all other industry participants that sell and deliver online advertising (e.g., Google, Facebook, Yahoo, MSN, AOL, etc.).  Due to the fragmented nature of the industry and multiplicity of product offerings and business models, we may also partner with any or all of these companies, and act as a vendor or customer to them as well.

We believe that our direct competition with similar business models serving similar customers is relatively limited.  We compete directly with a small number of companies such as JiWire, Cloud Nine (recently purchased by Boingo), MyTurfAds and its sales affiliate AdCopper, WishFi and Front Porch) that employ technology to serve ads to viewers on a network owned by a partner Network Provider.  We believe that each of these competitors has limitations in its technology and/or in its execution when compared to ADVN.  Our direct competitors generally serve advertising on a Network Provider’s landing page (limited ad placement opportunities per viewer browsing session) and/or they negatively affect the viewer experience by serving ads into a persistent toolbar, an intrusive interstitial screen, or a frame around the page, sometimes compressing or otherwise manipulating the content of the web page to serve their advertisements.

Intellectual Property

We believe that our success and ability to compete will be enhanced by our internally developed technology and data resources. We have received one patent for our core technology to date. We rely on trademark, patent and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, partners and others to protect our intellectual property.

We may claim trademark rights in, and apply for registrations in the United States for a number of marks in relation to our domain and product names.

We have been issued one patent by the United States Patent and Trademark Office. A patent for Methods and Systems for Searching, Selecting, and Displaying Content was issued on July 31, 2012 and the expiration date of which as determined based on patent term adjustment as calculated by the U.S. Patent and Trademark Office is March 19, 2030.

We have domestic and international patent applications pending related to a variety of business and transactional processes associated with the display or presentation of advertising technology in different environments, as well as applications related to optimizing and tracking advertisement delivery and more efficient advertising network architectures.  We may consolidate some of our current applications and expect to continue to expand our patent portfolio in the future.

Sales and Marketing

Our sales activities include a direct sales component as well as the sale of our products and services through resellers. Our sales strategy is to provide appropriate products and value propositions to our broad range of potential Network Provider partners by segmenting them into vertical markets. Examples include the ISP market, the hospitality market (selling either directly to hotel owners or through service providers managing WiFi access for multiple hotel clients), and the higher education market. Based on network size and topography, each of these verticals entails a unique sales approach, deployment solution, reporting requirements and sales cycle. The sales function is managed from our corporate headquarters, with sales representatives working remotely as well as at our primary office. We pay our sales staff base salaries and commissions, and we compensate our resellers via a limited duration participation in our net revenue from the Network Providers they introduce to us.  Our marketing group is based in our corporate headquarters and reports to the Senior Vice President of Sales and Marketing. This group is charged with refining our message to potential partners, creating and maintaining sales collateral, and identifying and defining potential vertical markets and their constituent participants with our sales team.

Customers

Our target market is comprised of Network Providers offering Internet access on a fee-based or free basis to individual and business viewers. This market ranges from Internet Service Providers (“ISPs”), Multiple System Operators (“MSOs”) and higher education venues with a large, relatively fixed end-user base to airports, convention centers, hotels, coffee shops and other venues with a smaller transient base of end-users accessing the internet for single or multiple sessions ranging from minutes to days. In the case of the latter venues, our direct customer may be the venue itself, the owner of multiple venues (e.g. a chain of coffee shops or restaurants), or a service provider managing the WiFi networks of these venues. Each of these customers owns and/or operates a closed internet network which end-users access only after explicitly accepting the terms and conditions of service established by the Network Provider.

We currently have 12 signed Agreements in place with customers in several different vertical markets, including the ISP, hospitality, airport, aggregated hotspot and higher education markets with several more under negotiation. We have six live implementations that are generating revenue, and are in network testing and configuration with several more.

Regulatory Environment

Self-regulation

The online advertising industry largely regulates itself, particularly in the area of Online Behavioral Advertising.  Participating companies in the Digital Advertising Alliance’s (DAA) self-regulatory program for Online Behavioral Advertising have committed to providing end-users “notice” and “choice”

for online behavioral advertising.  Best practice is to provide clear notice to consumers, obtain their consent, and offer them a choice (e.g., opt-out), all of which ADVN does. Opting out of ADVN’s service currently means opting out of all ADVN ads (not just behavioral targeted ads), as well as any monitoring of their behavior.

The online advertising industry’s primary Self Regulating Organization (“SRO”), the Interactive Advertising Bureau (IAB), advocates and promotes the value of the interactive advertising industry to legislators and policymakers. In our view clear notice, consent and choice (Opt-out) are the cornerstones of responsible self-regulation. The “Do Not Track” mechanism has gained significant momentum and would allow the user to opt-out of being tracked online.  There are a variety of potential ways to implement this function, none of which have been universally adopted. Microsoft has announced that its next generation browser, Internet Explorer 9.0, will have “Do Not Track” turned on as a default setting; given the prevalence of this browser and its inclusion in the Windows operating system, this decision will have an impact on the online advertising environment, and may cause other browser vendors to follow Microsoft’s lead. The terms of online privacy in the US may shift from industry self-regulation to government legislation in the future, as proposed by the Obama Administration in February, 2012 (see below).

US Regulation

The primary US regulatory body governing ADVN’s business is the Federal Communications Commission (“FCC”). While most of ADVN’s current and potential customers are not governed by the FCC’s common carrier regulations under Title II of the Communications Act, and most of them are not regulated by the FCC as Internet access providers, there are FCC policies and decisions which apply to them. These policies and decisions indicate that providers of internet access via closed networks have the ultimate right to decide what content (including advertisements) is displayed on their networks. While not required, this right is clearly strengthened by the ultimate viewer’s opt-in to see the advertisements displayed by ADVN on their screens.

On February 23, 2012, the Obama Administration published a white paper called The “Consumer Privacy Bill of Rights”, promoted as a comprehensive blueprint for future online privacy legislation.

Set forth below is a summary of the Consumer Privacy Bill of Rights:

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Individual control:  Consumers have a right to exercise control over what personal information companies collect from them and how they use that information.

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Transparency:  Consumers have a right to easily understandable and accessible information about privacy and security practices.

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Respect for context:  Consumers have a right to expect that companies will collect, use, and disclose personal data in ways that are consistent with the context in which consumers provide the data.

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Security:  Consumers have a right to secure and responsible handling of personal data.

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Access and accuracy:  Consumers have a right to access and correct personal data in usable formats, in a manner that is appropriate to the sensitivity of the data and the risk of adverse consequences to consumers if the data is inaccurate.

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Focused collection:  Consumers have a right to reasonable limits on the personal data that companies collect and retain.

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Accountability:  Consumers have a right to have personal data handled by companies with appropriate measures in place to assure they adhere to the Consumer Privacy Bill of Rights.

The US Congress and Senate have considered various bills to regulate distribution of online data, most recently the Stop Online Piracy Act (“SOPA”) introduced in the House of Representatives and the similar Protect IP Act (“PIPA”) introduced in the US Senate. Following protests in January 2012, both bills were withdrawn, but similar measures to protect IP and regulate data distribution will likely be introduced in the future.

EU Legislation

The EU E-Privacy Directive or “Cookie Law” requires member states to ensure that the storage of information, or the gaining of access to information already stored, in the terminal equipment of a subscriber or user is only allowed on condition that the subscriber or user concerned has given his or her consent, having been provided with clear and comprehensive information regarding the purposes of the processing. Under this rule, in the EU websites must obtain visitor consent before they can install most cookies.

Spinoff of Oil and Gas Properties

In connection with the Merger, the Company agreed to, as soon as practicable after the Closing, sell all of the “Oil and Gas Properties” identified in the Company’s most recent 10-K filed with the SEC (the “O&G Operations” and the “O&G Sale”) or at its option cause the O&G Operations to be spun off for the benefit of the Company’s pre-Merger stockholders as soon as may be practicable following completion of the Merger (the “O&G Spinoff”).

The Board of Directors is still reviewing whether to proceed with an O&G Sale or an O&G Spinoff.

If the Board of Directors elects to sell the O&G Operations, all net proceeds from such sale shall be distributed  pro-rata to the Company’s pre-Merger stockholders and not to any of the stockholders of Ad-Vantage (unless, and in such event solely to the extent that such stockholders were also pre-Merger stockholders of the Company (the “Pre-Merger Stockholders”)). If the Board of Directors elects to proceed with the O&G Spinoff the Board of Directors will create a new entity to own and operate the current oil and gas operations (“New JMG”) and will spinoff New JMG shares of common stock to the Pre-Merger Stockholders.

Employees

As of August 31, 2012, we had 13 full-time employees and one part-time employee. Currently, none of our employees is represented by a labor union and no employee is part of any collective bargaining agreement.  We believe that we have good relations with our employees.

Facilities

Since February 2012 our corporate headquarters are located at 600 Brand Blvd., Suite 230, Glendale, California 91203.

Legal Proceedings

We are not currently party to any material legal proceedings and we are not aware of any pending matters which may give rise to legal proceedings.  From time to time, we may be involved in various legal proceedings in the ordinary course of business.  Although we are not aware of any threatened litigation and believe that there is no basis for a suit for patent infringement or patent invalidation being successfully asserted against us, a successful claim of patent infringement or patent invalidation against us and our failure or inability to obtain a license for the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on our business.   See – Risk Factors: We may be subject to intellectual property claims that create uncertainty about ownership of technology essential to our business and divert our managerial and other resources .

Risk Factors

You should carefully consider the following risk factors, as well as the other information contained in this report. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. In that case, the trading price of our common stock would likely decline.

Risks Relating to Our Business

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this Report before making an investment decision. If any of the possible adverse events described below actually occur, our business, results of operations or financial condition would likely suffer. In such an event, the market price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business, results of operations or financial condition.

Risks Relating to our Business

We have historically incurred losses and expect to incur losses in the future, which may impact our ability to implement our business strategy and adversely affect our financial condition.

We have a history of losses. We had a net loss for the year ended December 31, 2011, and for the year ended December 31, 2010. We also had an accumulated deficit at December 31, 2011 and at June 30, 2012. We have significantly increased our operating expenses by expanding our operations in order to grow our business and further develop and maintain our services. Such increases in operating expense levels may adversely affect our operating results if we are unable to immediately realize benefits from such expenditures. We cannot assure you that we will be profitable or generate sufficient profits from operations in the future. If our revenue does not grow, we may experience a loss in one or more future periods. We may not be able to reduce or maintain our expenses in response to any decrease in our revenue, which may impact our ability to implement our business strategy and adversely affect our financial condition.

Our business model is based on generating revenue by displaying advertisements sourced from ad partners and directly from advertisers at prevailing market rates. The mix of advertisements available to us and the rates that advertisers are willing to pay us are based on multiple factors, including some which are outside of our control. If the price we receive for displaying ads is significantly reduced, it will have a material and adverse effect on our financial results.

We source the advertisements we display from advertising networks, and we plan to source ads directly from advertisers. If the market prices for online advertisements declines, and we are unable to offset this decline with premium pricing for our targeted access to the demographically attractive viewers we will be able to provide, our advertising revenue would be materially adversely affected. We believe that our ability to provide advertisers unique approaches to viewers will protect our pricing position, but we cannot give assurances that this will be the case. If we are unable to maintain our anticipated advertising pricing over time, our business and financial results may be materially harmed.

Product defects or software errors could adversely affect our business.

Our core software is of recent design and constantly evolving, and design defects or software errors may cause delays in product introductions and customer implementations, damage customer satisfaction and may have a material adverse effect on our business, results of operations and financial condition. Our software products are highly complex and may, from time to time, contain design defects or software errors that may be difficult to detect and correct.

Because our solution is integrated into a customer’s network and data flow, design defects, software errors, misuse of our products, incorrect data from external sources or other potential problems within or outside of our control may arise during implementation or from the use of our solutions, and may result in financial or other damages to our customers, for which we may be held responsible. Although we have license agreements with our customers that contain provisions designed to limit our exposure to potential claims and liabilities arising from customer problems, and we have designed our solutions with industry best practices to ensure reliability and ensure that extended outages in our solutions have minimal or no impact on our customers’ overall networks, these provisions may not effectively protect us against such claims in all cases and in all jurisdictions. In addition, as a result of business and other considerations, we may undertake to compensate our customers for damages caused to them arising from the use of our products, even if our liability is limited by a license or other agreement. Claims and liabilities arising from customer problems could also damage our reputation, adversely affecting our business, results of operations and financial condition and the ability to obtain “Errors and Omissions” insurance.

We may seek to acquire companies or technologies that could disrupt our ongoing business, divert the attention of our management and employees and adversely affect our results of operations.

While we do not currently have any corporate acquisitions planned or in progress, the online advertising industry is dynamic and opportunities may arise to offer new products or services or otherwise enhance our market position or strategic strengths through acquisition or merger. In the future, we may acquire other companies that we believe will advance our business strategy. We cannot assure you that suitable future acquisition candidates can be found, that acquisitions can be consummated on favorable terms or that we will be able to complete otherwise favorable acquisitions because of antitrust or other regulatory concerns.

We cannot assure you that any future acquisitions that we may make will enhance our products or services or strengthen our competitive position. We also cannot assure you that we have identified, or will be able to identify, all material adverse issues related to the integration of our acquisitions, such as significant defects in the internal control policies of companies that we have acquired. In addition, our acquisitions could lead to difficulties in integrating acquired personnel and operations and in retaining and motivating key personnel from these businesses. Any failure to recognize significant defects in the internal control policies of acquired companies or to properly integrate and retain personnel may require a significant amount of time and resources to address. Acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities, increase our expenses and harm our results of operations or financial condition.

The skilled and highly qualified workforce that we need to develop, implement and modify our solutions may be difficult to hire, train and retain, and we could face increased costs to attract and retain our skilled workforce.

Our business operations depend in large part on our ability to attract, train, motivate and retain highly skilled information technology professionals, software programmers and network engineers on a worldwide basis, particularly in Southern California and India. In addition, our competitive success will depend on our ability to attract and retain other outstanding, highly qualified personnel. Our technology offers advertisers and Network Providers a new way to show ads to specific, targeted customers. As a result, we require employees with unique sets of cross-disciplinary skills, which may be difficult to find. Because our products and services are highly complex and are generally used by our customers to perform critical business functions, we depend heavily on skilled technology professionals. Skilled technology professionals are often in high demand and short supply. If we are unable to hire or retain qualified technology professionals to develop, implement and modify our solutions, we may be unable to meet the needs of our customers. In addition, implementing and supporting our solutions at an accelerating rate for a rapidly growing customer base, and particularly implementing several simultaneous large-scale implementations, may require us to attract and train additional IT professionals at a rapid rate. We may face difficulties identifying and hiring qualified personnel. Our inability to hire, train and retain the appropriate personnel could increase our costs of retaining a skilled workforce and make it difficult for us to manage our operations, meet our commitments and compete for new customer contracts.

We face competition from larger, more established companies, as well as our own advertising partners, and we may not be able to compete effectively, which could reduce demand for our services.

The market for online advertising is built around a model of serving advertisements to one web site at a time, and advertisers, advertising networks, web sites and the other participants in the online advertising market have built their infrastructure around this historic model. By offering an alternative model in which advertisements are served to specific users and networks, ADVN is competing to some degree with all of the other participants in the online advertising industry, including those with which we may otherwise be in partnership. Evolution of technology and business models is a factor in many sectors, and ADVN’s approach is an evolutionary extension of online advertising, with technology addressing problems and weaknesses the existing model leaves unsolved. As with many evolutionary or revolutionary technologies, our approach must reach a critical mass in order to survive and be successful. If we are unable to convince a sufficient number of advertisers, advertising networks, and Network Providers that our solutions offer a superior approach, our revenues and our financial results may suffer. If we are successful in our business model, larger, more established competitors in the online advertising industry may choose to compete with us. Many of these potential competitors are larger, more experienced, and more established than we are, and have significantly greater resources at their disposal. Our Intellectual Property may be insufficient to prevent such competition, or may be infringed by larger competitors with the resources to fight our claims in litigation.

We are dependent on third-party products, services and technologies; changes to existing products, services and technologies or the advent of new products, services and technologies could adversely affect our business.

Our business is dependent upon our ability to use and interact with a number of third-party and open source products, services and technologies, such as browsers, proxies, routers, data and search indices, and privacy software. Any changes made by third parties to the settings, features or functionality of these third-party products, services and technologies or the development of new products, services and technologies that interfere with or disrupt our products, services and technologies could adversely affect our business.

We rely on our advertising partners to provide us access to their advertisers, and if they do not, it could have an adverse impact on our business.

We currently source the advertisements that we display from online advertising networks which supply advertisements to many other customers. Our agreements with these advertising suppliers are short-term and they may discontinue their relationship with us or negotiate new terms that are less favorable to us, at any time, with little or no notice. If a significant number of these networks choose to redirect the ad traffic they currently supply to us to other customers for economic, performance, or other reasons, this could adversely impact our revenue. We actively seek to mitigate this risk by working with several advertising sources and adding new networks on a regular basis. In the future we plan to supplement our network-sourced advertisements with ads sourced directly from advertisers attracted by our unique ability to give them access to customers with favorable profiles. We cannot provide assurances, however, that we will be able to do so in the near term in a volume sufficient to negate our current dependence on advertising networks, or to minimize the effect of those ad networks choosing to restrict their business with us.

Unfavorable economic conditions may impact our business, operating results, or financial condition.

Our Company distributes online advertising. Consumer spending may decrease during recessions and other periods of economic slowdown. In response, advertisers may reduce their volume of advertising during these periods, and they may choose to redirect some or all of their remaining advertising from the online advertising market to other advertising venues. The success of our business is tied to the success of the online advertising market, and if that market is adversely affected by economic conditions, it could negatively affect our business, operating results, and financial condition.

Our executive officers and certain key personnel are critical to our success, and the loss of these officers and key personnel could harm our business.

Our performance is substantially dependent on the continued services and performance of our executive officers and other key personnel. We have no employment agreements with our executive officers and certain key personnel. No key man life insurance has been purchased on any of our executive officers. The loss of the services of any of our officers or other key employees could have a material adverse effect on our business, prospects, financial condition and results of operations.

We expect that our anticipated future growth may strain our management, administrative, operational and financial infrastructure, which could adversely affect our business.

We anticipate that significant expansion of our present operations will be required to capitalize on potential growth in market opportunities. This expansion has placed, and is expected to continue to place, a strain on our management, operational and financial resources. We expect to add a significant number of additional key personnel in the future, including key managerial and technical employees who will have to be fully integrated into our operations. In order to manage our growth, we will be required to continue to implement and improve our operational and financial systems, to expand existing operations, to attract and retain superior management, and to train, manage and expand our employee base. We cannot assure you that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to successfully implement our business plan. If we are unable to manage growth effectively, our business, financial condition and results of operations could be materially adversely affected.

We may be subject to intellectual property claims that create uncertainty about ownership of technology essential to our business and divert our managerial and other resources.

There has been a substantial amount of litigation in the technology industry regarding intellectual property rights. We cannot assure you that third parties will not, in the future, claim infringement by us with respect to our current or future services, trademarks or other proprietary rights. Our success depends, in part, on our ability to protect our intellectual property and to operate without infringing on the intellectual property rights of others in the process. There can be no guarantee that any of our intellectual property will be adequately safeguarded, or that it will not be challenged by third parties. We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies. While our technology does not modify the content on any external website and is executed on the screen of end user computers, third party web publishers may bring action against us for displaying our advertisements on portions of the end user’s screen.

We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions. The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings is costly and may divert our technical and management personnel from their normal responsibilities. We may not prevail in any of these suits. An adverse determination of any litigation or defense proceedings could cause us to pay substantial damages, including treble damages if we willfully infringe, and, also, could put our patent applications at risk of not being issued.

To defend our intellectual property underlying our proprietary technology and business model, it may be necessary for us to enter into litigation against third parties which infringe on our intellectual property. Such litigation could be time-consuming and expensive, and require considerable diversion of management’s time. A favorable outcome of such litigation, like any litigation, cannot be guaranteed, and even if a favorable outcome is achieved, the infringement during the interim may have damaged our business irreparably.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation. If investors perceive these results to be negative, it could have an adverse effect on the trading price of our common stock.

Any patent litigation could negatively impact our business by diverting resources and management attention away from other aspects of our business and adding uncertainty as to the ownership of technology and services that we view as proprietary and essential to our business. In addition, a successful claim of patent infringement against us and our failure or inability to obtain a license for the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on our business.

If we fail to filter the websites on which we serve advertisements, we could lose the confidence of our advertisers and advertising partners, thereby causing our business to suffer.

Our advertisers wish to restrict their ad placement to “brand safe” websites, and to prevent their ads from appearing on sites featuring violence, pornography and other content inconsistent with the brand image they wish to convey. Due to the nature of our technology, we are able to place advertisements on computer screens of users visiting a broad array of web sites. We are exposed to the risk of inappropriate placement and advertiser complaints, which may damage our relationships with our advertising suppliers. As a result, advertisers and advertising partners may become dissatisfied with our advertising programs, which could lead to loss of advertisers, advertising partners and revenue. To mitigate this risk, we currently display our ads on end user computers accessing a carefully selected “white list” of web sites which are generally accepted as brand safe, and we constantly monitor and update this white list to balance maximizing advertisement placement and revenue while maintain a brand safe environment for our advertisers.

Our technology and business model significantly changes the existing relationships between advertisers, web site publishers, and Network Providers. This may lead to public relations concerns for us with consumers and other industry participants, and may lead to litigation from industry participants and to informal pressure placed on our advertising suppliers or Network Provider customers by larger industry participants who do not directly benefit from the market change we are creating.

By giving Network Providers a way to monetize the Internet access that they offer to end users, ADVN is introducing a new recipient of advertising revenues into the economic infrastructure underlying the Internet. By displaying site-served ads before displaying our ads into the same screen area, ADVN mitigates economic damage to web site publishers, a step which has generally been accepted by the industry participants we have worked with. It is possible, however, that web site publishers; Supply Side Platform (SSP) providers (which allow website publishers to easily work with multiple ad networks and directly with ad exchanges); advertisers; industry organizations, standard setting bodies and regulatory groups; Demand Side Platform providers (which allow advertisers to manage multiple ad exchange and data exchange accounts through a single interface); and other industry participants may perceive that these changes work against their interests, and may seek to restrain ADVN’s growth via litigation, by individually or collectively choosing not to work with us, or via informal pressure on browser or operating system software vendors; advertisers, ad exchanges or ad networks supplying us with advertising; or on our partner Network Providers to refuse to work with us or to actively work to block our solutions. While ADVN has been advised by counsel that ADVN and its Network Provider partners are operating within established legal and regulatory guidelines, we cannot guarantee that such litigation or pressure will not take place, or that the outcome of any such litigation or pressure will not adversely impact our revenues, or our operating results.

By introducing a new model of providing online advertising, there may be public confusion over our position in the market, our products and services, and our relationship with Network Providers, advertisers, web site publishers and individual users. We cannot guarantee that our employees and our public relations firm will be able to effectively respond to misinformation and confusion in the marketplace, and our business, our revenues and our operating results may suffer.

We rely on third-party technology, server and hardware providers, and a failure of service by any of these providers could adversely affect our business and reputation.

We rely upon third-party data center providers to host our main servers and expect to continue to do so. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. In the past, we have experienced short-term outages in the service maintained by our primary hosting provider. We also rely on third-party providers for components of our technology platform.  While we work to mitigate these risks by leveraging industry standard technologies in many of our solutions and in our infrastructure designed to cause our service to fall out of any offering if the software, network, partner or service were to fail, and we also implement continuous external and internal monitoring and bypass protocols with our customers to prevent single points of failure and automated failover or bypass solutions to minimize any impact we might have on their service offerings, we cannot guarantee that these will completely mitigate the impact of equipment failure. A failure or limitation of service or available capacity by any of these third-party providers could adversely affect our business and reputation.

If we fail to scale and adapt our existing technology architecture to manage the expansion of our offerings our business could be adversely affected.

We anticipate increasing our volume of advertisements substantially when we go live with our solutions at additional Network Provider partners. Any such increase will require substantial expenditures to scale or adapt our technology infrastructure. As usage increases and products and services expand, change or become more complex in the future, our existing technology architectures utilized for our advertising services may not provide satisfactory support. As a result, we may make additional changes to our architectures and systems to deliver our solutions to Network Provider partners, including moving to completely new technology architectures and systems. Such changes may be challenging to implement and manage, may take time to test and deploy, may cause us to incur substantial costs and may cause us to suffer data loss or delays or interruptions in service. These delays or interruptions in service may cause consumers, advertisers and publishers to become dissatisfied with our offerings and could adversely affect our business.

Our business is subject to a number of natural and man-made risks, including natural disasters such as fires, floods, and earthquakes and problems such as computer viruses or terrorism.

Our systems and operations are vulnerable to damage or interruption from natural disaster and man-made problems, including fires, floods, earthquakes, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins and similar events. As an example, if we were to experience a significant natural disaster, such as an earthquake, fire or flood, it likely would have a material adverse impact on our business, operating results and financial condition, and our insurance coverage will likely be insufficient to compensate us for all of the losses we incur. Additionally, our servers may be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could lead to interruptions, delays, loss of critical data or the unauthorized disclosure of confidential intellectual property or customer data. We may not have sufficient protection or recovery plans in certain circumstances, such as natural disasters affecting the Southern California area, and our insurance may be insufficient to compensate us for losses that may occur. As we rely heavily on our servers, computer and communications systems and the Internet to conduct our business and provide customer service, such disruptions could negatively impact our ability to run our business, which could have an adverse effect on our operating results and financial condition.

Federal, state or international laws or regulations applicable to our business could adversely affect our business.

We may be subject to a variety of existing federal, state and international laws and regulations in the areas of telecommunications, privacy, consumer protection, advertising to and collecting information from children, taxation and billing, among others. These laws and regulations can change, as can the interpretation and enforcement of these laws and regulations. Additionally, new laws and regulations may be enacted at any time. Compliance with laws is often costly and time consuming and may result in the diversion of a significant portion of management’s attention. Our failure to comply with applicable laws and regulations could subject us to significant liabilities which could adversely affect our business. Additionally, there are a number of state laws and pending legislation governing the breach of data security in which sensitive consumer information is released or accessed. If we fail to comply with applicable laws or regulations we could be subject to significant liability which could adversely affect our business.

Any industry regulation that constrains the use of cookies or similar technologies could adversely affect our business.

While we do not store, access, or attempt to access personally identifiable end user information, like other industry participants we do use small text files placed in a consumer’s browser, commonly known as cookies, to facilitate authentication, preference management, research and measurement, personalization and advertisement and content delivery. Several Federal, state and international governmental authorities are regularly evaluating the privacy implications inherent in the use of third-party web “cookies” and other tracking technologies for behavioral advertising and other purposes. Any regulation of these tracking technologies and other current online advertising practices could adversely affect our business. This potential regulation would affect all industry participants equally, however our risk can be mitigated to a degree by leveraging our unique set of implementation data that is not subject to “cookie” technology, assuming that use of such data remains unregulated. For example, we possess user information specific to each of our Networks (e.g., geographic location of a hotel guest). There can be no guarantee that our proprietary data use would be sufficient to completely mitigate the loss of information from government or industry regulation of cookies and/or other tracking technology.

If we fail to establish and maintain the adequacy of our internal controls, our ability to provide accurate financial statements could be impaired and any failure to maintain our internal controls could have an adverse effect on our stock price.

The Sarbanes-Oxley Act of 2002 (“SOX”), and rules subsequently implemented by the SEC, the Public Company Accounting Oversight Board and the NASDAQ Capital Market, have required changes in the corporate governance practices of public companies. Monitoring compliance with the existing rules and implementing changes required by new rules may increase our legal and financial compliance costs, divert management attention from operations and strategic opportunities, and make legal, accounting and administrative activities more time-consuming and costly.  We may also retain consultants experienced in SOX that assisted us in the process of instituting changes to our internal procedures to satisfy the requirements of the SOX.

As a small company with limited capital and human resources, going forward we may need to divert management’s time and attention away from our business in order to ensure continued compliance with these regulatory requirements. We may require new information technologies systems, the auditing of our internal controls, and compliance training for our directors, officers, and personnel. Such efforts may entail a significant expense. If we fail to establish and maintain the adequacy of our internal controls as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the SOX. Any failure to maintain the adequacy of our internal controls could have an adverse effect on timely and accurate financial reporting and the trading price of our common stock.

Risks Relating to our Securities

The market price of our common stock and warrants has been and is likely to continue to be highly volatile, which could cause investment losses for our stockholders and result in stockholder litigation with substantial costs, economic loss and diversion of our resources.

The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations as a result of various factors, many of which are beyond our control, including:

•	developments concerning proprietary rights, including patents, by us or a competitor;
•	market acceptance of our new and existing services and technologies;
•	announcements by us or our competitors of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments;
•	actual or anticipated fluctuations in our operating results;
•	continued growth in the Internet and the infrastructure for providing Internet access and carrying Internet traffic;
•	introductions of new services by us or our competitors;
•	enactment of new government regulations affecting our industry;
•	changes in the number of our advertising partners or the aggregate amount of advertising dollars spent with us;
•	seasonal fluctuations in the level of Internet usage;
•	loss of key employees;
•	institution of litigation, including intellectual property litigation, by or against us;
•	publication of research reports about us or our industry or changes in recommendations or withdrawal of research coverage by securities analysts;
•	short selling of our stock;
•	large volumes of sales of our shares of common stock by existing stockholders;
•	changes in the market valuations of similar companies; and
•	changes in our industry and the overall economic environment.

Due to the short-term nature of our advertising partner agreements, variability in the market price advertisers are willing to pay, variability in the usage of the networks owned by our Network Provider partners and our potential growth, we may not be able to accurately predict our operating results on a quarterly basis, if at all, which may lead to volatility in the trading price of our common stock. In addition, the stock market in general and the market for online commerce companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the listed companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against these companies. Litigation against us, whether or not a judgment is entered against us, could result in substantial costs, and potentially, economic loss, and a diversion of our management’s attention and resources. As a result of these and other factors, you may not be able to resell your shares above the price you paid and may suffer a loss on your investment.

We have never paid dividends on our common stock.

Since our inception, we have not paid cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future due to our limited funds for operations. Therefore, any return on your investment would likely come only from an increase in the market value of our common stock.

The exercise of options and warrants and other issuances of shares of common stock will likely have a dilutive effect on our stock price.

As of August 31, 2012, there were outstanding options to purchase an aggregate of 3,784,916 shares of our common stock at a weighted average exercise price of $1.05 per share, of which options to purchase approximately 3,028,999, at a weighted average exercise price of $1.10, are fully vested. As of August

31, 2012 there were outstanding warrants to purchase 4,062,552 shares of our common stock, at a weighted average exercise price of $4.86 per share.

The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. In addition, the exercise of options and warrants will cause dilution to our existing shareholders. Additional dilution may result from the issuance of shares of our capital stock in connection with collaborations or commercial agreements or in connection with other financing efforts.

The issuance of additional shares of our common stock could be dilutive to stockholders. Moreover, when we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged (or if we issue shares of restricted stock), stockholders may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

When shares we are obligated to register and shares that are subject to lock-up restrictions become readily tradable the market price for our stock may drop and you may lose money.

ADVN has committed to register all 16,997,398 shares of common stock issued to Ad-vantage shareholders in the Merger. 6,380,619 of those shares of common stock are subject to registration by the Company as soon as reasonably practicable, with the remaining shares one year following the Closing of the Merger.  A total of 10,331,760 of these shares and 2,800,000 shares of common stock underlying fully vested non-qualified stock options are subject to a lock up agreement for 12 months after close of the Merger. The balance of common shares not subject to lock up will be readily tradable when registered. Upon the expiration of the lock up, 10,331,760 common shares and 2,800,000 shares of common stock underlying stock options will be readily tradable and sales of these shares could cause significant volatility and the market price of our common stock and warrants could drop significantly.

Nevada law may inhibit a takeover that stockholders consider favorable and could also limit the market price of our stock.

Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute restricts the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the State of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and do business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, we believe that Nevada’s anti-takeover statute currently does not apply to our company.

Our authorized but unissued shares of common stock and preferred stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

Additionally, Nevada Revised Statutes Sections 78.411 to 78.444 contain provisions that may limit our ability to engage in any business combination with certain persons who own 10% or more of our outstanding voting stock or any of our associates or affiliates who at any time in the past two years have owned 10% or more of our outstanding voting stock.  These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

A business combination may be consummated without shareholder approval.

Certain types of business acquisition transactions may be completed without any requirement that we first submit the transaction to the stockholders for their approval. In the event the proposed transaction is structured in such a fashion that stockholder approval is not required, holders of our securities should not anticipate that they will be provided with financial statements or any other documentation prior to the completion of the transaction.

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance, without stockholder approval, for certain of such types of business transactions, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock and Class M Preferred (on a post-Automatic Conversion basis) as of August 31, 2012, for each of the following persons, after giving effect to the Merger and the Automatic Conversion:

•

each of our executive officers and directors;

•

all executive officers and directors as a group; and

•

each person who is known by us to beneficially own more than 5% of our outstanding common stock.

As of August 31, 2012, there were 5,458,409 shares of common stock and 169,973.98 shares of Series M Preferred stock issued and outstanding. The Series M Preferred Stock will convert automatically to common stock upon the increase in the number of authorized common shares from 25,000,000 shares to 100,000,000 shares effected by the Company amending its Articles of Incorporation as soon as reasonably practicable following the Closing of the Merger. Shares of common stock not outstanding but deemed beneficially owned because an individual has the right to acquire the shares of common stock within 60 days, are treated as outstanding when determining the amount and percentage of common stock owned by that individual and by all directors and executive officers as a group. The address of each executive officer and director is 600 N. Brand Boulevard, Suite 230, Glendale, California 91203. The address of other beneficial owners is set forth below.

Name of beneficial owner	Number of Shares beneficially owned (1)	Percentage of shares outstanding (1)
Executive officers and directors:
David Grant (2)	7,980,474	37.3%
Sanjeev Kuwadekar (3)	3,504,557	17.1%
David Eastman (4)	1,423,485	7.1%
Reuben Sandler, Ph.D. (5)	50,688	0.3%
Joseph W. Skeehan (6)	54,727	0.3%
Justin W. Yorke (7)	2,535,946	12.8%
All executive officers and directors as a group (6 persons)	13,788,440	69.1%

Stockholders owning 5% or more:
Charles Kirby (8) PO Box 3087 Greenwood Village, Colorado 80155	1,505,346	7.6%

(1)

For each of the persons or groups identified in this table, the percentage is based on the sum of (a) 19,726,603 shares of our common stock issued and outstanding after giving effect to the issuance of shares pursuant to the Merger, the Reverse Stock Split and the Automatic Conversion and (b) any shares of common stock underlying stock options beneficially owned by such person or group.

(2)

Includes 1,693,967 shares of common stock underlying stock options.

(3) Includes 743,891 shares of common stock underlying stock options.
(4) Includes 302,154 shares of common stock underlying stock options.

(5)

Includes 50,688 shares of common stock, and excludes 5,000 shares of common stock issuable upon the exercise of warrants at $10.00 per share, 3,125 shares of common stock issuable upon the exercise of warrants at $12.00 per share and 12,500 shares of common stock issuable upon the exercise of warrants at $8.50 per share.

(6)

Includes 54,727 shares of common stock, and excludes 2,227 shares of common stock issuable upon the exercise of warrants at $10.00 per share.

(7)

Justin Yorke may be deemed to be the beneficial owner of JMW Fund LLC, which owns 1,186,655 shares of our common stock and of San Gabriel Fund LLC which owns 1,232,291 shares of our common stock due to his position as manager of both funds. As a result, when including Mr. Yorke's 75,500 common shares and his 42,500 shares of common stock underlying options, he may be deemed to own beneficially 2,535,946 shares of common stock, or approximately 12.8% of our common stock.

(8)

Charles Kirby is the beneficial owner of the Charles F. Kirby Roth IRA which owns 359,561 shares of our common stock, and may be deemed to  be the beneficial owner of Kirby Enterprise Fund LLC, which owns 268,854 shares of our common stock; West Hampton Situations Fund, LLC, which owns 679,301 shares of our common stock; The Elevation Fund, LLC, which owns 50,299 shares of our common stock; Kearney Properties, LLC, which owns 12,350 shares of our common stock; Kearney Holdings, LLC, which owns 89,394 shares of our common stock; and River Bend Fund, LLC, which owns 45,587 shares of our common stock, due to his position as manager of each of those Delaware Limited Liability Companies. As a result, he may be deemed to be the beneficial owner of 1,505,346 shares of our common stock, or approximately 7.6% of our common stock.

Directors and Executive Officers

General

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their death, resignation or removal.  Officers serve at the discretion of the board of directors.  There are no family relationships among any of our directors and executive officers.

The following table sets forth certain biographical information with respect to our directors and executive officers as of September 5, 2012:

Name	Age	Positions
David Grant	50	Chairman of the Board, President, and Chief Executive Officer
Sanjeev Kuwadekar	54	Director and Chief Technology Officer
David Eastman	50	Chief Financial Officer and Secretary
Reuben Sandler, Ph.D.	75	Director
Joseph W. Skeehan	57	Director
Justin W. Yorke	45	Director

David Grant.  Mr. Grant helped found Ad-Vantage Networks, Inc. in 2010.  Mr. Grant also served, from February 2007 to February 2012, as the Chief Information Officer of AssistMed, Inc., where he contributed to the expansion of AssistMed’s products and services.  Mr. Grant was founder and Chief Architect of iXept, Inc., a mobile payments technology company which has licensed its intellectual property to a global financial institution; he currently serves as a director of iXept. Mr. Grant also helped found MedEfficient Healthcare Solutions in 2004 and has been a managing partner of MedEfficient since then. Mr. Grant was a founder, initial President and initial CEO  in September 2004 of UniversCel, Inc., a high speed networking and communications technology firm, which he continues to serve as a director.  In 1998, Mr. Grant also founded Rx-Connect, a startup venture that was acquired by PacifiCare Health Systems in 2001. While at PacifiCare from October 2000 to January 2003, Mr. Grant served as President and CEO of MEDeMORPHUS (formerly Rx-Connect), and as a Vice President with PacifiCare’s E-Solutions.  MEDeMORPHUS was responsible for delivering more than $13,000 in annual savings on drug spend per contracted physician and created over $75,000,000 in annual savings to PacifiCare and other payers. Mr. Grant holds a B.S. degree in Applied Physics from California State University, Northridge.

Sanjeev Kuwadekar.  Mr. Kuwadekar is co-founder and Chief Technology Officer of Ad-Vantage Networks where he guides the current and future technical architecture for our next generation online advertising platform. From January 2006 until joining Ad-Vantage Networks in August 2010, Mr. Kuwadekar served as Chief Executive Officer of Sycamore Solutions Ltd, a software consulting firm, for which he still provides consulting services.  Mr. Kuwadekar also served as the Chief Technology Officer, from September 2010 to November 2011, of GrowBiz Services Inc, a software consulting firm in California. Prior to GrowBiz, Mr. Kuwadekar founded HeyAnita Inc, a leading speech recognition product company in the wireless field in 1999, where he also served as Chief Executive Officer for over six years. In that role, he expanded HeyAnita’s operations in Europe and Asia, formed strategic partnerships with Verizon Wireless, Sprint, Vodafone, Mitsubishi and Hewlett Packard, and negotiated the sale of the company. Mr. Kuwadekar received the Software Entrepreneur of the Year Award from Software Council of Southern California in 2003 for his outstanding contribution to the field of wireless communications software. Prior to HeyAnita, Sanjeev served in various executive roles at Microsoft for over nine years from April 1991 to October 1999.  He holds a Bachelor of Science degree in Electrical Engineering and a Master of Science degree in Computer Science with specialization in artificial intelligence and natural language processing systems from the Indian Institute of Technology (IIT Bombay).

David Eastman.  David Eastman has served as Chief Financial Officer and Chief Operating Officer of Ad-Vantage Networks since ADVN’s incorporation in 2010. Eastman is an experienced investor and board member of start-ups and growth stage companies, having served as a General Partner at Park City,

Utah based Prospector Equity Capital, L.P. since the fund’s formation in 2002. He has also served as a Managing Director at Hunter Capital Group, the Fund's management company, since 1998. Previously, Mr. Eastman focused on private equity investments in Europe, most recently from 1996 to 1998 as a partner of Prague-based Tyn Group, where he worked on acquisitions in international franchising and telecommunications. Mr. Eastman has also worked as a private equity investor in Asia with Unifund International from February, 1992 to April, 1993 and as an investment banker with Banque Paribas and Drexel Burnham Lambert in the United States from October, 1987 to February, 1992. Mr. Eastman received his M.B.A. in Finance from UCLA’s Andersen School and his B.A. in Economics from Harvard University.

Reuben Sandler, Ph.D. Dr. Sandler has been a director of the Company since August 2004. He has been the CEO of Intelligent Optical Systems, Inc., since 1999. He was President and Chief Information Officer for MediVox, Inc., a medical software development company, from 1997 to 1999. He was a director of PASW, Inc. from 1999 to 2000 and a director of Alliance Medical Corporation from 1999 to 2002. From 1989 to 1996, he was the Executive Vice President for Makoff R&D Laboratories, Inc. Dr. Sandler received a Ph.D. from the University of Chicago and is the author of four books on mathematics. Since 2006 he has served on the Visiting Committee of the Division of Physical Sciences at the University of Chicago.

Joseph W. Skeehan. Mr. Skeehan has served as a director of the Company since August 2004, as Chairman since December 15, 2009, as Chief Executive Officer and President from July 1, 2006 to December 15, 2009, and as Chief Financial Officer from September 7, 2007 to December 15, 2009. He has been the owner of Skeehan & Company, a professional service corporation that engages in accounting, finance and consulting services to small to mid-sized companies and organizations primarily in Southern California since 1980. He has been a Certified Public Accountant since 1978 and received a Bachelor of Science degree from California Polytechnic State University, San Luis Obispo in 1976.

Justin W. Yorke. Mr. Yorke was appointed to our Board of Directors in January 2007. Mr. Yorke became our Chief Executive Officer, Chief Financial Officer and President effective December 15, 2009. Mr. Yorke currently is the managing member of two hedge funds that invests primarily in publicly listed companies. Until December 2001, Mr. Yorke was a partner at Asiatic Investment Management, which specialized in public and private investments in South Korea. From May 1998 to June 2000, Mr. Yorke was a Fund Manager and Senior Financial Analyst, based in Hong Kong, for Darier Hentsch, S.A., a private Swiss bank, where he managed its $400 million Asian investment portfolio. From July 1996 to March 1998, Mr. Yorke was an Assistant Director and Senior Financial Analyst with Peregrine Asset Management, which was a unit of Peregrine Securities, a regional Asian investment bank. From August 1992 to March 1995, Mr. Yorke was a Vice President and Senior Financial Analyst with Unifund Global Ltd., a private Swiss Bank, as a manager of its $150 million Asian investment portfolio.

No directors or executive officers are related to one another.

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2011 or the six month period ended June 30, 2012. We have no present formal plan for compensating our directors for their service in their capacity as directors, although in the future, such directors are expected to receive compensation and options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. No director has received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.  ADVN has issued 50,000 options for shares of its common stock to each of Donald Wells, Robert Burg and Ed Cerkovnik, who will be joining the Company’s Board of Directors upon compliance with the provisions of Rule 14(f)-1. The options vest in equal monthly installments over a 24 month period. These options vest in equal monthly installments over a 24 month period and, pursuant to the terms of the Merger Agreement and the transactions related thereto, will be exchanged for corresponding options for shares of the Company’s Class M Preferred and, upon the Automatic Conversion, options for shares of the Company’s common stock.

Corporate Governance

We are committed to having sound corporate governance principles. We believe that such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Board of Directors has five directors, but does not have any standing committees.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board of Directors also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Director Independence

Mr. Sandler, a current member of our Board of Directors, is considered an independent director in accordance with the definitions and criteria applicable under NASDAQ rules.  Upon the resignation of Messrs. Yorke, Skeehan and Sandler from the Board of Directors and the appointment of Messrs. Burg, Wells and Cerkovnik (effective upon compliance with the provisions of Rule 14f-1), the Company believes that Mr. Cerkovnik will be considered an independent director in accordance with the definitions and criteria applicable under NASDAQ rules.

Executive Compensation

The following table provides a summary of annual compensation for our executive officers for the year ended December 31, 2011. We do not have an employment agreement with either of our executive officers.

	Annual compensation			Long-term compensation	All other compensation
Name and principal position	Annualized salary	Actual salary	Bonus	Securities underlying options
David Grant - President, and Chief Executive Officer (1)	$250,000	$ 91,667	-	-	-
Sanjeev Kuwadekar - Chief Technology Officer (2)	$240,000	$ 80,000	-	-	-
David Eastman – Chief Financial Officer (3)	$175,000	$120,000	-	-	-

(1)

From January 1, 2011 to October 31, 2011 we paid Mr. Grant $5,000 per month. On November 1, 2011, his annual compensation became $250,000.

(2)

From January 1, 2011 to October 31, 2011 we paid Mr. Kuwadekar $5,000 per month. On November 1, 2011, his annual compensation became $240,000, however he elected to forego $5,000 of his monthly compensation until ADVN closed the Series C Preferred Stock financing. In Mid June 2012, Mr. Kuwadekar started receiving compensation in accord with his $240,000 annual salary.

(3)

From January 1, 2011 to October 31, 2011 we paid Mr. Eastman $10,000 per month, along with up to $2,000 a month in expense reimbursement. On November 1, 2011, his annual compensation became $175,000 (which includes up to $3,000 per month in expense reimbursement), however he elected to forego $1,583 of his monthly compensation until ADVN closed the Series C Preferred Stock financing. In Mid June 2012, Mr. Eastman started receiving payment in accord with his $175,000 annual compensation.

Stock options granted during the most recently completed financial year

No stock options for shares of the Company’s stock were granted during the year ended December 31, 2011.

Option exercises in last fiscal year and fiscal year-end option values

No stock options were exercised during the year ended December 31, 2011 or outstanding as of December 31, 2011.

Employment Agreements

ADVN has no employment agreements.

Certain Relationships and Related Transactions.

Joseph Skeehan, a current director of the Company, is also the owner of Skeehan & Company, a professional service corporation that engages in accounting, finance and consulting services to small to mid-sized companies and organizations primarily in Southern California since 1980.  In conjunction with the maintenance of accounting records and the preparation of financial statements and regulatory filings, Skeehan & Company was paid a total of $20,525 and $21,420 respectively for the years ended December 31, 2011 and 2010.

Ad-Vantage utilizes the programming services of a company managed by its new Chief Technology Officer.  Payments to this company were $27,737 and $100,046 for the years ending December 31, 2010 and December 31, 2011, respectively.

Description of Securities.

Common Stock

The Company is authorized to issue up to 25,000,000 shares of Common Stock.  As of the date of this Report, there are 5,458,409 shares of Common Stock issued and outstanding. The holders of our Common Stock are entitled to one vote per share. The holders of our Class M Preferred Stock are entitled to 200 votes for each Class M Preferred share they own (on a pre-Automatic Conversion and pre-Reverse Stock Split basis) and one vote for each Class M Preferred share they own (on a post-Automatic Conversion and post-Reverse Stock Split basis) on all matters to be voted on by the stockholders. All shares of Common Stock and Series M Preferred Stock are entitled to participate in any distributions or dividends that may be declared by the Board of Directors, subject to any preferential dividend rights of outstanding shares of our Preferred Stock. Subject to prior rights of creditors, all shares of Common Stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets. Our Common Stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

There are 10,000,000 shares of Preferred Stock authorized for issuance. As of the date of this Report, there are 169,973.98 shares of Series M Preferred Stock issued and outstanding.

Series M Preferred Stock

In connection with the Merger and pursuant to the filing of a Certificate of Designation with the Nevada Secretary of State on August 28, 2012, the Board of Directors of the Company authorized the issuance of Class M Preferred Stock.  Pursuant to the Merger Agreement, the Company agreed to issue shares of its Class M Preferred to the Ad-Vantage Owners (and holders of Ad-Vantage options) in exchange for the shares of Ad-Vantage common stock and preferred stock (and to issue new options for shares of Ad-Vantage common stock underlying Ad-Vantage options).

Holders of the Class M Preferred are entitled, on a post-Automatic Conversion basis, to the same rights and privileges, including voting rights, as holders of our common stock. The holders of our Class M Preferred Stock are entitled to 200 votes per share on a pre-Automatic Conversion and pre-Reverse Stock Split basis and one vote per share on a post-Automatic Conversion and post-Reverse Stock Split basis on all matters to be voted on by the stockholders.  Pursuant to the Merger Agreement, the Company agreed to increase the number of shares of common stock that the Company is authorized to issue from 25,000,000 shares to 100,000,000 shares (the “Authorized Share Increase”). The Authorized Share Increase will be effected by the Company filing an amendment to its Articles of Incorporation as soon as reasonably practicable following the Closing of the Merger.  Upon the effectiveness of the Authorized Share Increase, all of the issued and outstanding shares of Class M Preferred shall automatically, without the requirement of any further action by holders of such shares or by the Company, convert into shares of the Company’s common stock, with such conversion occurring at the Exchange Ratio of 100:1.

Warrants and Options

 As of the date of this Report we have the following warrants and options outstanding:

Warrants

We have the following warrants outstanding as of August 31, 2012:

Warrant summary	Number of warrants outstanding	Exercise price per share	Maximum Proceeds ($)	Expiration Date
JMG warrants	369,249	$6.00	2,215,494	01/15/2013
JMG warrants	1,739,500	$4.25	7,392,875	01/15/2013
JMG warrants	1,763,802	$5.00	8,819,010	01/15/2013
JMG warrants	190,000	$7.00	1,330,000	08/03/2013
Total	4,062,551	various	19,757,379	various

Following the consummation of the Reverse Stock Split, the number of outstanding JMG warrants will be 184,625, 869,750, 881,901 and 95,000, respectively, and the exercise prices will be $12.00, $8.50, $10.00 and $14.00, respectively. The total warrants outstanding after the Reverse Stock Split will be 2,031,276.

Options

We assumed the option plans of Ad-Vantage, under which options for the purchase of 3,784,916 shares of Ad-Vantage common stock were outstanding at the closing of the Merger (the “Outstanding Ad-Vantage Options”).  The Outstanding Ad-Vantage Options were converted into options to purchase 37,849.16 shares of Class M Preferred (which represents 3,784,916 shares of the Company’s Common Stock after giving effect to the Automatic Conversion). The Outstanding Ad-Vantage Options expire in 2021 and 2022.

Nevada Anti-takeover Statutes

Our Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for the Company.  Subject to certain limitations, our Board of Directors is authorized, without the action of our stockholders, to issue authorized but unissued common stock.  The existence of authorized but unissued common stock enables us to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Market For Common Equity and Related Stockholder Matters

 Our Common Stock is thinly-traded on the OTC Bulletin Board, under the trading symbol “JMGE”, meaning that the number of persons interested in purchasing our Common Stock at or near ask prices at any given time may be relatively small or non-existent.  There can be no assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained.  If such a market is developed, we cannot assure you what the market price of our Common Stock will be in the future.  You are encouraged to obtain current market quotations for our Common Stock and to review carefully the other information contained in this Report or incorporated by reference into this Report.

We have never declared or paid cash dividends on our capital stock, and do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Item 3.02 – Unregistered Sales of Equity Securities

In July 2010, ADVN closed a placement of 3,492,061 shares of Series A Preferred Stock at $0.1575 per share for total proceeds of $550,000. In the event of any liquidation, dissolution or winding up of ADVN, a Series A Preferred Stockholder is entitled to a liquidation preference of the same amount plus any accrued dividends as of the liquidation date whether declared or not. The Series A preferred shares are entitled to an annual dividend of $0.0126 per share if and when declared by the Board of Directors. A total of 3,492,061 shares of Series A Preferred Stock were outstanding as of December 31, 2011 and 2010.

In November 2011, ADVN closed a placement of 2,191,838 shares of Series B Preferred Stock at $0.4562 per share for total proceeds of $1,000,000. In the event of any liquidation, dissolution or winding up of ADVN, a Series B Preferred Stockholder is entitled to a liquidation preference of the same amount plus any accrued dividends as of the liquidation date whether declared or not. The Series B preferred shares are entitled to an annual dividend of $0.0365 per share if and when declared by the Board of Directors.

In April 2012, ADVN closed a placement of 528,070 shares of Series C Preferred Stock at $1.14 per share for total proceeds of $602,000. In the event of any liquidation, dissolution or winding up of ADVN, a Series C Preferred Stockholder is entitled to a liquidation preference of the same amount plus any accrued dividends as of the liquidation date whether declared or not. The Series C preferred shares are entitled to an annual dividend of $0.0912 per share if and when declared by the Board of Directors.

Notwithstanding those provisions of the ADVN Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, “ADVN Preferred Stock”), no dividends were declared or paid on any shares of ADVN Preferred Stock prior the consummation of the Merger and, upon the consummation of the Merger and the exchange of the ADVN Preferred Stock for shares of the Company’s Class M Preferred Stock, any rights under the ADVN Preferred Stock for dividends, a liquidation preference or any other preference or right were fully extinguished.

In effecting these placements ADVN relied on the exemption afforded by Regulation D and Section 4(2) of the Securities Act. ADVN did not engage in any general solicitation or public advertising, offered these securities to a limited number of sophisticated investors and, except for an advisory fee, paid in Series A Warrants to Mr. Eastman, paid no commissions.

Merger Agreement

In connection with the Merger,  the Company issued 169,973.98 shares of Class M Preferred to the shareholders of ADVN. On completion of the Authorized Share Increase and the Reverse Stock Split, the Class M Preferred will automatically convert into 16,997,398 shares of common stock. See Item 1.01 and Item 2.01 above.

Item 5.02 - Departure of Directors or Principal Officers; Election Of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective August 31, 2012, upon effectiveness of the Merger described in Item 2.01 which is incorporated by reference in this item, David Grant became Chairman, Chief Executive Officer and a director, Sanjeev Kuwadekar became a director and Chief Technology Officer, and David Eastman became Chief Financial Officer.

Item 7.01 - Regulation FD Disclosure

On August 31, 2012, we issued a press release regarding the effectiveness of the Merger, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 - Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

To be filed by amendment.

(b)           Pro forma financial information

To be filed by amendment.

 (c)           Exhibits

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger
2.2	Voting agreement
4.1	Certificate of Designation Class M Preferred Stock
10.1	Form of Lock-Up Agreement
99.1	Press Release, issued on August 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG Exploration, Inc.

Dated: September 5, 2012	By:	/s/David Grant
Chief Executive Officer